UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2018

Medley Capital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
1-35040	(State or other jurisdiction of incorporation)	27-4576073
(Commission File Number)		(I.R.S. Employer Identification No.)
280 Park Avenue, 6th Floor East
New York, NY 10017
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 759-0777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On February 13, 2018, Medley Capital Corporation (the "Company") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting"). The following two proposals were voted on at the meeting: (1) the election of Mr. Jeff Tonkel and Mr. Mark Lerdal as Class I directors to serve until the Company's 2021 Annual Meeting of Stockholders; and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm the fiscal year ending September 30, 2018.

Stockholders of record at the close of business on December 19, 2017, were entitled to vote at the Annual Meeting. As of December 19, 2017, there were 54,474,211 shares of common stock outstanding and entitled to vote. A quorum consisting of 43,452,375 shares of common stock of the Company were present of represented by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both such proposals were approved by the requisite vote.

Proposal 1.	The election of Mr. Jeff Tonkel and Mr. Mark Lerdal as Class I directors to serve until the Company's 2021 Annual Meeting of Stockholders:

	Director Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
	Jeff Tonkel	11,379,384	1,732,967	—	30,340,024
	Mark Lerdal	12,023,723	1,088,628	—	30,340,024

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm the fiscal year ending September 30, 2018:

	Votes For	Votes Withheld	Abstentions
	42,661,980	524,322	266,073

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2018		MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer